Exhibit 10.52

Supplementary Agreement to the Patent License Agreement

Party A: Zhongshan Mingyang Electrical Appliances Co., Ltd. (the Licensor)

Party B: Guangdong Mingyang Wind Power Technology Co., Ltd. (the Licensee)

WHEREAS Party A and Party B entered into a patent license agreement (the Patent License Agreement) in connection with the license of the protection system for bridgeam shoot-through of 6KV three-level inverter (the Patent) owned by Party A on October 5, 2006. The license fee is RMB2.5 million.

Both parties hereby mutually agree on the provisions of this supplementary agreement as follows:

1, Party A agrees to license the Patent to Party B and exempts Party B from the license fee as provided in the Patent License Agreement;

2, Party B undertakes that the Patent will only be applied to its own use and research purpose; Party B shall not transfer the Patent to any third party without Party A’s written consent;

3, This supplementary agreement becomes effective upon the countersign of both parties.

Party A Zhongshan Mingyang Electrical Appliance Co., Ltd.

Party B Guangdong Mingyang Wind Power Technology Co., Ltd.

Date: May 16, 2009